Exhibit (h) (5) (vi)
STERLING CAPITAL FUNDS
AMENDMENT TO
ACCOUNTING SERVICES AGREEMENT
     This Amendment (the “Amendment”) is effective as of June 29, 2011 by and between Sterling Capital Funds (formerly BB&T Funds), a Massachusetts business trust (the “Trust”), and BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.), a Massachusetts corporation (“BNY Mellon”).
BACKGROUND:
A.	BNY Mellon and the Trust entered into an Accounting Services Agreement dated as of December 18, 2006, as amended (the “Agreement”), relating to BNY Mellon’s provision of accounting services to the Trust.
B.	The Trust and BNY Mellon desire to amend the Agreement as set forth herein.
C.	This Background section is incorporated by reference into and made a part of this Amendment.
TERMS:
The parties hereby agree that:
     1. All references to “BB&T Funds” in the Agreement are hereby changed to “Sterling Capital Funds.”
     2. Amended and Restated Exhibit A to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit A attached hereto.
     3. Miscellaneous.
     (a) As amended and supplemented hereby, the Agreement shall remain in full force and effect.
     (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.
     (c) This Amendment shall be deemed to be a contract made in Massachusetts and governed by Massachusetts law, without regard to principles of conflicts of law.
     (e) The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated as of

February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the Office of the Secretary of the Commonwealth of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.
(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS

By:
Name:
Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

AMENDED AND RESTATED EXHIBIT A
     THIS AMENDED AND RESTATED EXHIBIT A, effective as of June 29, 2011, is Exhibit A to that certain Accounting Services Agreement dated as of December 18, 2006, as amended, between BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) and Sterling Capital Funds (the “Agreement”). For clarity, notwithstanding the references in Section 2 of the Agreement to “2006 Converted Funds” and “2007 Converted Funds,” each investment portfolio set forth below is a “Fund” under the Agreement; BNY Mellon will provide services with respect to such Funds in accordance with the terms set forth in the Agreement. This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement.
FUNDS
Sterling Capital U.S. Treasury Money Market Fund
Sterling Capital Short-Term Bond Fund
Sterling Capital Intermediate U.S. Government Fund
Sterling Capital Select Equity Fund
Sterling Capital North Carolina Intermediate Tax-Free Fund
Sterling Capital International Fund
Sterling Capital Strategic Allocation Conservative Fund
Sterling Capital Strategic Allocation Balanced Fund
Sterling Capital Strategic Allocation Growth Fund
Sterling Capital Prime Money Market Fund
Sterling Capital South Carolina Intermediate Tax-Free Fund
Sterling Capital Virginia Intermediate Tax-Free Fund
Sterling Capital Total Return Bond Fund
Sterling Capital Mid Value Fund
Sterling Capital West Virginia Intermediate Tax-Free Fund
Sterling Capital Strategic Allocation Equity Fund
Sterling Capital Kentucky Intermediate Tax-Free Fund
Sterling Capital Maryland Intermediate Tax-Free Fund
Sterling Capital National Tax-Free Money Market Fund
Sterling Capital Special Opportunities Fund
Sterling Capital Equity Income Fund
Sterling Capital Small Value Fund
Sterling Capital Corporate Fund
Sterling Capital Securitized Opportunities Fund

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